Exhibit 99.1

Kodak’s Operating Loss in Commercial Imaging Segments Narrows in 2012

ROCHESTER, N.Y.--(BUSINESS WIRE)--March 11, 2013--Eastman Kodak Company today filed its 2012 Form 10-K with the U.S. Securities and Exchange Commission, reporting an improvement in earnings for the two reporting segments comprising Commercial Imaging that it has indicated will be the strategic focus of the company in the future.

The operating loss for the Commercial Imaging segments (Digital Printing and Enterprise and Graphics, Entertainment and Commercial Films) improved by $278 million in 2012. On a GAAP basis, the consolidated 2012 loss from continuing operations before interest expense, other income (charges), net, reorganization items, net and income taxes increased by $33 million.

Selling, general and administrative costs fell by $226 million as Kodak continued its focus on cost reductions. With other profit improvement initiatives implemented for 2013, Kodak believes it is on a path to emerge from Chapter 11 reorganization in mid-2013.

Kodak reported a 2012 consolidated net loss of $1.38 billion. Excluding reorganization and restructuring costs totaling $1.07 billion, the loss for the year would have been $308 million.

Kodak’s revenue of $4.11 billion in 2012 was a decline of 20% from the previous year, reflecting strategic decisions to focus on profitable businesses and accounts, soft industry demand as a result of the broader economic downturn in some businesses and regions, lower sales of traditional products, and unfavorable foreign exchange impact.

“We progressed in 2012 by maintaining absolute focus on our customers,” said Antonio M. Perez, Chairman and Chief Executive Officer. “We earned our customers’ continuing loyalty, and look forward to moving ahead with even deeper business relationships built around the industry’s most comprehensive and innovative portfolio of solutions.

“We also optimized our use of the Chapter 11 process, which offers valuable restructuring advantages despite the many demands it also imposes.”

The company’s worldwide cash balance was $1.14 billion at the end of 2012.

“Our momentum continues as we work to file our Plan of Reorganization and then complete the final actions that will enable us to emerge from Chapter 11 in mid-2013,” said Perez. "Thanks to the talent and dedication of our employees, our 2012 performance was on track or ahead of our adjusted EBITDA and cash projections, and we have remained in compliance with the covenants of our debtor-in-possession facility, laying the foundation for emergence as a profitable, sustainable company.”

CAUTIONARY STATEMENT PURSUANT TO SAFE HARBOR PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

This document includes “forward-looking statements” as that term is defined under the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements concerning the Company’s plans, objectives, goals, strategies, future events, future revenue or performance, capital expenditures, liquidity, financing needs, business trends, and other information that is not historical information. When used in this document, the words “estimates,” “expects,” “anticipates,” “projects,” “plans,” “intends,” “believes,” “predicts,” “forecasts,” or future or conditional verbs, such as “will,” “should,” “could,” or “may,” and variations of such words or similar expressions are intended to identify forward-looking statements. All forward-looking statements, including, without limitation, management’s examination of historical operating trends and data are based upon the Company’s expectations and various assumptions. Future events or results may differ from those anticipated or expressed in these forward-looking statements. Important factors that could cause actual events or results to differ materially from these forward-looking statements include, among others, the risks and uncertainties described in more detail in the Company’s most recent Annual Report on Form 10-K for the year ended December 31, 2012, Quarterly Reports on Form 10-Q for the quarters ended March 31, 2012, June 30, 2012 and September 30, 2012, under the headings “Business,” “Risk Factors,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations–Liquidity and Capital Resources,” and those described in filings made by the Company with the U.S. Bankruptcy Court for the Southern District of New York and in other filings the Company makes with the SEC from time to time, as well as the following: the Company’s ability to successfully emerge from Chapter 11 as a profitable sustainable company; the ability of the Company and its subsidiaries to develop, secure approval of and consummate one or more plans of reorganization with respect to the Chapter 11 cases; the corporate governance of the Company prior to and following emergence from Chapter 11; the Company’s ability to improve its operating structure, financial results and profitability; the ability of the Company to achieve cash forecasts, financial projections, and projected growth; our ability to raise sufficient proceeds from the sale of businesses and non-core assets; the businesses the Company expects to emerge from Chapter 11; the ability of the company to discontinue certain businesses or operations; the ability of the Company to continue as a going concern; the Company’s ability to comply with the Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA) covenants in its Debtor-in-Possession Credit Agreement; our ability to obtain additional financing; the potential adverse effects of the Chapter 11 proceedings on the Company’s liquidity, results of operations, brand or business prospects; the outcome of our intellectual property patent litigation matters; the Company’s ability to generate or raise cash and maintain a cash balance sufficient to comply with the minimum liquidity covenants in its Debtor-in-Possession Credit Agreement and to fund continued investments, capital needs, restructuring payments and service its debt; our ability to fairly resolve legacy liabilities; the resolution of claims against the Company; our ability to retain key executives, managers and employees; our ability to maintain product reliability and quality and growth in relevant markets; our ability to effectively anticipate technology trends and develop and market new products, solutions and technologies; the Company’s ability to satisfy any of the conditions to the closing of the Junior DIP Facility; the risk that the Offer, while extended, may be terminated by the Company and not consummated; and the impact of the global economic environment on the Company. There may be other factors that may cause the Company’s actual results to differ materially from the forward-looking statements. All forward-looking statements attributable to the Company or persons acting on its behalf apply only as of the date of this document, and are expressly qualified in their entirety by the cautionary statements included in this report. The Company undertakes no obligation to update or revise forward-looking statements to reflect events or circumstances that arise after the date made or to reflect the occurrence of unanticipated events.

Eastman Kodak Company
2012 Financial Results
Non-GAAP Reconciliation

Within the Company’s 2012 earnings release, reference is made to the non-GAAP financial measures of commercial imaging segments’ improvement in operating loss and net loss excluding reorganization items, net and restructuring costs.

The Company believes that these non-GAAP measures represent important internal measures of performance. Accordingly, they are provided to give the same financial data management uses with the belief that this information will assist users of it in properly assessing the underlying performance of the Company.

The following reconciliations are provided with respect to terms used in the March 11, 2013, earnings release.

The following table reconciles the commercial imaging segments’ improvement in operating loss to the most directly comparable GAAP measures of loss from continuing operations before interest expense, other income (charges), net, reorganization items, net and income taxes (amounts in millions):

	2012	2011	Improvement (decline)

Commercial imaging segments operational loss, as presented	$(244)	$(522)	$278
Personalized and document imaging businesses operational (loss) earnings	(56)	75	(131)
Segment operating loss	(300)	(447)	147
Restructuring costs and other (including restructuring related expenses reported in cost of sales)	(245)	(130)	(115)
Corporate component of pension and OPEB expenses (1)	(122)	(28)	(94)
Other operating income, net	94	65	29
Loss from continuing operations before interest expense, other income (charges), net, reorganization items, net and income taxes (GAAP basis), as presented	$(573)	$(540)	$(33)

(1) Includes interest cost, expected return on plan assets, amortization of actuarial gains and losses, and special termination benefits, curtailments and settlement components of pension and other post-retirement benefit expenses, except for settlements in connection with the chapter 11 bankruptcy proceedings that are recorded in Reorganization items, net in the Consolidated Statement of Operations.

The following table reconciles net loss excluding reorganization items, net and restructuring costs to the most directly comparable GAAP measure of net loss (amounts in millions):

2012

Net loss excluding reorganization items, net and restructuring costs, as presented	$308
Reorganization items, net	843
Restructuring costs and other	228
Net loss (GAAP basis), as presented	$1,379

CONTACT:
Eastman Kodak Company
Media:
Christopher Veronda, +1 585-724-2622,
christopher.veronda@kodak.com
Krista Gleason, +1 585-724-5952,
krista.gleason@kodak.com